UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
 Securities Exchange Act of 1934
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Filed by a Party other than the Registrant	☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
MVP REIT II, INC.
(Name of registrant as specified in its charter)
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MVP REIT II, INC.
Dear Stockholder:
You recently received proxy materials from MVP REIT II, Inc. concerning important proposals to be considered at the Annual Meeting of Stockholders to be held on September 27, 2017, at 9:00 a.m. local time at Red Rock Casino & Resort, Veranda E located at 11011 West Charleston Blvd, Las Vegas, Nevada 89135. This letter is being sent because you held shares in MVP REIT II, INC. on the record date and to date you have not yet voted.
YOUR VOTE IS VERY IMPORTANT TO MVP REIT II, INC.  WE ARE HOPEFUL THAT ALL SHAREHOLDERS WILL EXERCISE THEIR RIGHTS AND CAST A VOTE.
THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" ALL THE PROPOSALS
Voting takes only a few moments.  Please vote using one of the following options:
1. VOTE ONLINE
Log on to www.proxy-direct.com.  Please have your proxy card in hand to access your control number (located in the box) and follow the on screen instructions.
2. VOTE BY TOUCH-TONE TELEPHONE
Call the toll free number 1-800-337-3503. Please have your proxy card in hand to access your control number (located in the box) and follow the recorded instructions.
3. VOTE BY MAIL
Complete, sign and date the enclosed proxy card(s), then return them in the postage paid envelope.
The proxy materials we sent you contain important information regarding the proposals that you and other stockholders are being asked to consider. Please read the materials carefully. Your vote is important regardless of the number of shares you own.
If you have any questions or require any assistance with respect to vote your shares, or if you did not receive proxy materials, please contact Georgeson LLC at 888-666-2580 or MVP REIT II, Inc. directly at 877-684-6871.
Thank you for your prompt attention to this matter.
Very truly yours,

Michael V. Shustek
Chief Executive Officer

MVP REALTY ADVISORS

Dear Representative:
As you are aware, MVP REIT, Inc. and MVP REIT II, Inc. have previously announced that MVP REIT, Inc. is seeking to merge with and into and subsidiary of MVP REIT II, Inc.  In connection therewith, both MVP REIT, Inc. and MVP REIT II, Inc. mailed proxies to their shareholders.  MVP REIT, Inc. shareholders have been asked to vote on the merger and the removal of roll-up rights and MVP REIT II, Inc. shareholders have been asked to vote on, among other items, the amending of MVP REIT II, Inc's charter and the election of directors.
In connection therewith, in the event that your clients have any questions regarding either proxy, please have them contact either Georgeson LLC at 888-666-2580 or MVP Realty Advisors, LLC directly at 877-684-6871.
Please remember, that as a broker/dealer, you are prohibited from soliciting votes on behalf of MVP REIT, Inc. or MVP REIT II, Inc.
Very truly yours,

Michael V. Shustek, Manager
MVP Realty Advisors, LLC., the Advisor to
MVP REIT, Inc. and MVP REIT II, Inc.